Exhibit 10.1
SECOND AMENDMENT
          SECOND AMENDMENT, dated as of June 6, 2008 (this “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of December 13, 2005 (as amended by the First Amendment dated as of April 24, 2006 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among R.H. Donnelley Corporation (“Holdings”), R.H. Donnelley Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto.
WITNESSETH:
          WHEREAS, the Borrower and Holdings have requested that the Lenders agree to effect certain modifications to the Credit Agreement as described herein;
          WHEREAS, the Borrower and Holdings have requested that the Lenders amend the Credit Agreement to provide for (i) the establishment of new commitments (the “New Revolving Commitments”) to make Revolving Loans, and to acquire participations in Letters of Credit and Swingline Loans under the Credit Agreement, which will replace a portion of the existing Revolving Commitments of certain Revolving Lenders being terminated by the Borrower hereby (the “Terminated Revolving Commitments”), in each case in the amounts determined by the Borrower and J.P. Morgan Securities Inc., as sole lead arranger and bookrunner for this Amendment (in such capacity, the “Lead Arranger”) and notified to the Additional Revolving Lenders (as defined below) and the Revolving Lenders holding such Terminated Revolving Commitments on or prior to the Second Amendment Effective Date (provided that, for the avoidance of doubt, the aggregate amount of the New Revolving Commitments shall equal the aggregate amount of all Terminated Revolving Commitments), and which, except as amended hereby, will have the same terms as the existing Revolving Commitments (and with any portion of outstanding Letters of Credit and Swingline Loans under the Terminated Revolving Commitments to be deemed outstanding under the New Revolving Commitments upon the effectiveness thereof) and (ii) new revolving loans thereunder (the “New Revolving Loans”), the proceeds of which will be utilized to refinance the Revolving Loans outstanding under the Terminated Revolving Commitments immediately prior to the effectiveness of this Amendment and which, except as amended hereby, will have the same terms as the currently outstanding Revolving Loans;
          WHEREAS, each Person that executes and delivers this Amendment in the capacity of an additional revolving lender (an “Additional Revolving Lender” (which term will include any existing Revolving Lender (an “Existing Revolving Lender”) undertaking commitments in respect of New Revolving Commitments)) will provide New Revolving Commitments on the Second Amendment Effective Date and will be deemed to have agreed to be an Extending Revolving Lender (as defined below), with the proceeds of New Revolving Loans to be used to repay the principal amount of Revolving Loans outstanding under the Terminated Revolving Commitments;

          WHEREAS, each Existing Revolving Lender and/or Additional Revolving Lender that executes this Amendment in the further capacity of an extending revolving lender (an “Extending Revolving Lender”) will be deemed to have further agreed that the Revolving Termination Date for its Revolving Commitments shall be June 30, 2011;
          WHEREAS, the Lenders are willing, subject to the terms and conditions set forth herein, to so amend the Credit Agreement;
          WHEREAS, each Person that executes and delivers this Amendment in the capacity of a consenting Lender will be deemed to have agreed to the terms of this Amendment; and
          WHEREAS, the Additional Revolving Lenders are severally willing to make or provide the New Revolving Commitments and New Revolving Loans as contemplated hereby, in each case, subject to the terms and conditions set forth herein.
          NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:
          SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          SECTION 2. Amendment of the Credit Agreement. The Credit Agreement is hereby amended, effective as of the Second Amendment Effective Date (as defined below), as follows:
          2.1. Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:
     (a) by inserting the following new definitions in appropriate alphabetical order:
     “Extending Revolving Lender”: as defined in the Second Amendment.
     “Outstanding Holdings Bonds”: (a) the 6.875% Senior Notes of Holdings due 2013 issued under the Indenture, dated as of January 14, 2005, between Holdings, as issuer, and The Bank of New York, as trustee, (b) the 6.875% Series A-1 Senior Discount Notes of Holdings due 2013 issued under the Indenture, dated as of January 27, 2006, between Holdings, as issuer, and The Bank of New York, as trustee, (c) the 6.875% Series A-2 Senior Discount Notes of Holdings due 2013 issued under the Indenture, dated as of January 27, 2006, between Holdings (as successor to R.H. Donnelley Finance Corporation III), as issuer, and the Bank of New York, as trustee, (d) the 8.875% Series A-3 Senior Notes of Holdings due 2016 issued under the Indenture, dated as of January 27, 2006, between Holdings (as successor to R.H. Donnelley Finance Corporation III), as issuer, and The Bank of New York, as trustee, and (e) the 8.875% Series A-4

Senior Notes of Holdings due 2017 issued under the Indenture, dated as of October 2, 2007 between Holdings, as issuer, and The Bank of New York, as trustee.
     “Permitted Exchange Debt”: (a) senior unsecured and/or senior subordinated Indebtedness of the Borrower which (i) (A) is issued in exchange for Outstanding Holdings Bonds (with any Outstanding Holdings Bonds received in such exchange to be contributed to Holdings for cancellation) or (B) is issued to Holdings (or the proceeds of which are substantially concurrently dividended to Holdings) for the purpose of exchanges by Holdings of such Permitted Exchange Debt for Outstanding Holdings Bonds or substantially concurrent purchases by Holdings of Outstanding Holdings Bonds, as applicable, (ii) has terms and conditions (including interest rates) customary for comparable debt offerings issued in capital markets transactions at the time of its issuance, (iii) does not mature, and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary asset sale or change in control provisions requiring redemption or repurchase only if and to the extent then permitted by this Agreement), in each case, prior to May 2015, (iv) is not secured by any assets of Holdings, the Borrower or any Subsidiary and (v) if such Indebtedness is senior subordinated Indebtedness, is subordinated to the Obligations pursuant to a written instrument delivered, and reasonably satisfactory, to the Administrative Agent or on terms substantially similar to (and no less favorable in any significant respect to the Lenders than) the subordination terms applicable to the Senior Subordinated Notes and (b) Guarantee Obligations of any Subsidiary Guarantor in respect thereof, provided that any such Guarantee Obligations in respect of senior subordinated Indebtedness constituting Permitted Exchange Debt shall be subordinated to the Obligations to the same extent as such senior subordinated Indebtedness.
     “Permitted Exchange Debt Documents”: the agreements pursuant to which any Permitted Exchange Debt is issued.
     “Permitted Senior Subordinated Exchange Debt”: senior subordinated Indebtedness of the Borrower constituting Permitted Exchange Debt.
     “Second Amendment”: the Second Amendment to this Agreement, dated as of June 6, 2008.
     “Second Amendment Effective Date”: the date on which the conditions precedent set forth in Section 5 of the Second Amendment shall have been satisfied.
     (b) by deleting the definition of Additional Senior Subordinated Debt in its entirety and substituting in lieu thereof the following new definition:
     “Additional Senior Subordinated Debt”: (a) senior subordinated Indebtedness of the Borrower issued in capital market transactions which (i) has terms and conditions (including interest rates) customary for comparable debt offerings at the time of its issuance, (ii) does not mature, and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary asset sale or change in control provisions requiring redemption or repurchase only if and to the extent then permitted by this Agreement), in each case, prior to the date that is six months after the Tranche D-2 Maturity Date, (iii) is not secured by any assets of Holdings, the Borrower or any Subsidiary and (iv) is subordinated to the Obligations pursuant to a written instrument delivered, and reasonably satisfactory, to the Administrative Agent and (b) Guarantee Obligations of any Subsidiary Guarantor in respect thereof, provided that such Guarantee Obligations are subordinated to the Obligations to the same extent as such senior subordinated Indebtedness.
     (c) by deleting the definition of Additional Senior Unsecured Notes in its entirety and substituting in lieu thereof the following new definition:
     “Additional Senior Unsecured Notes”: (a) senior unsecured Indebtedness of the Borrower issued in capital market transactions which (i) has terms and conditions (including interest rates) customary for comparable debt offerings at the time of its issuance, (ii) does not mature, and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary asset sale or change in control provisions requiring redemption or repurchase only if and to the extent then permitted by this Agreement), in each case, prior to the date that is six months after the Tranche D-2 Maturity Date and (iii) is not secured by any assets of Holdings, the Borrower or any Subsidiary and (b) Guarantee Obligations of any Subsidiary Guarantor in respect thereof.
     (d) by deleting the definition of Applicable Margin in its entirety and substituting in lieu thereof the following new definition:
     “Applicable Margin”: for each Type of Loan, the rate per annum set forth below:

	Eurodollar Loans	Base Rate Loans
Revolving Loans and Swingline Loans	3.50%	2.50%
Tranche D-1 Term Loans and Tranche D-2 Term Loans	3.75%	2.75%
     provided that if at any time the Applicable Margin with respect to any outstanding Tranche C Term Loans is more than 0.50% greater than the Applicable Margin with respect to Tranche D-1 Term Loans and Tranche D-2 Term Loans, the Applicable Margin with respect to Tranche D-1 Term Loans and Tranche D-2 Term Loans shall be increased such that the Applicable Margin with respect to such Tranche D-1 Term Loans and Tranche D-2 Term Loans is equal to the margins applicable to each Type of Tranche C Term Loan minus 0.50% and solely for the purpose of determining any adjustment to the Applicable Margin with respect to Tranche D-1 Term Loans and Tranche D-2 Term Loans required by this proviso, the Applicable Margin with respect to Tranche C Term Loans shall reflect any original issue discount (“OID”) applicable to the Tranche C Term Loans (with OID being equated to Applicable Margin based on an assumed four-year life to maturity).
     (e) by deleting the definition of Base Rate in its entirety and substituting in lieu thereof the following new definition:
     “Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) 4.00%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
     (f) by deleting the definition of Commitment Fee Rate in its entirety and substituting in lieu thereof the following new definition:
     “Commitment Fee Rate”: 0.50% per annum.
     (g) by deleting the definition of Eurodollar Base Rate in its entirety and substituting in lieu thereof the following new definition:
     “Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the greater of (a) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR 01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period (or in the event that such rate does not appear on Reuters Screen LIBOR 01 Page (or otherwise on such screen), the “Eurodollar Base Rate” determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein) and (b) 3.00%.
     (h) by deleting the definition of Revolving Commitment Period in its entirety and substituting in lieu thereof the following new definition:
     “Revolving Commitment Period”: the period from and including the Second Amendment Effective Date to the Revolving Termination Date.
     (i) by deleting the definition of Revolving Termination Date in its entirety and substituting in lieu thereof the following new definition:
     “Revolving Termination Date”: December 31, 2009; provided that the Revolving Termination Date in respect of the Revolving Commitments of the Extending Revolving Lenders shall be June 30, 2011.
     (j) by deleting the definition of Specified Change of Control in its entirety and substituting in lieu thereof the following new definition:
     “Specified Change of Control”: a “Change of Control” (or any other defined term having a similar purpose) as defined in the Additional Senior Subordinated Debt Documents, the Additional Senior Unsecured Debt Documents or the Permitted Exchange Debt Documents.
          2.2. Amendment to Section 4.2(c). Section 4.2(c) of the Credit Agreement is hereby amended by inserting the phrase “any Permitted Exchange Debt,” before the phrase “any Additional Senior Subordinated Debt” in clause (ii) of the proviso thereto.
          2.3. Amendment to Section 7.2. Section 7.2 of the Credit Agreement is hereby amended by deleting paragraph (e) thereof in its entirety and substituting in lieu thereof the following new paragraph (e):
     “(e) no later than five Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed material amendment, supplement, waiver or other modification with respect to the Notes Indentures, the Additional Senior Subordinated Debt Documents, the Additional Senior Unsecured Debt Documents or the Permitted Exchange Debt Documents.”
          2.4. Amendment to Section 7.10(f). Section 7.10(f) of the Credit Agreement is hereby amended by inserting the phrase “any Permitted Exchange Debt,” before the phrase “any Additional Senior Subordinated Debt”.
          2.5. Amendment to Section 8.1. Section 8.1 of the Credit Agreement is hereby amended as follows:
          (a) by deleting paragraph (a) thereof in its entirety and substituting in lieu thereof the following new paragraph (a):

     “(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at the end of any fiscal quarter ending on or after the Second Amendment Effective Date to exceed 5.25 to 1.00.”
          (b) by deleting paragraph (b) thereof in its entirety and substituting in lieu thereof the following new paragraph (b):
     “(b) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio at the end of any fiscal quarter ending on or after the Second Amendment Effective Date to exceed 3.50 to 1.00.”
          (c) by deleting paragraph (c) thereof in its entirety and substituting in lieu thereof the following new paragraph (c):
     “(c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending on or after the Second Amendment Effective Date to be less than 1.45 to 1.0.”
          (d) by adding the following new paragraph (d):
     “(d) Notwithstanding the foregoing, in connection with any requirement for calculating pro forma compliance with the covenants set forth in this Section 8.1 prior to the end of the first fiscal quarter after the Second Amendment Effective Date, such calculation shall be made as of the most recent fiscal quarter ended prior to the Second Amendment Effective Date based on the covenants that would apply at the end of the first such quarter after the Second Amendment Effective Date.”
          2.6. Amendment to Section 8.2. Section 8.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” after paragraph (a)(xviii) thereof, (ii) replacing the period after paragraph (a)(xix) thereof with a semicolon followed by the word “and” and (iii) adding the following new paragraph (a)(xx):
     “(xx) Permitted Exchange Debt in an aggregate principal amount not to exceed $700,000,000, so long as (A) the Borrower and its Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of such Permitted Exchange Debt, with the covenants set forth in Section 8.1 (and, for purposes of determining such compliance, “Consolidated EBITDA” and the “Consolidated Interest Coverage Ratio” shall each be as in effect on the last day of the fiscal quarter most recently ended on or prior to such Indebtedness Measurement Date and adjusted to give effect to the proposed incurrence of Indebtedness and the uses of the proceeds thereof as if such Indebtedness had been incurred on the first day of the relevant period for testing compliance and “Consolidated Total Debt” and “Consolidated Senior Secured Debt” shall be as in effect on such Indebtedness Measurement Date and assuming the proposed Indebtedness had been incurred), (B) no Default or Event of Default shall have then occurred and be continuing or would result therefrom and (C) at the time of such incurrence, the Administrative Agent shall have received copies of all indentures and other instruments evidencing or governing such Permitted Exchange Debt, in each case certified by a Responsible Officer of the Borrower as being true, complete and correct.”
          2.7. Amendment to Section 8.6. Section 8.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” after paragraph (j) thereof, (ii) replacing the period after paragraph (k) thereof with a semicolon and (iii) adding the following new paragraphs (l) and (m):
     “(l) any Restricted Payment resulting from (i) the exchange of Outstanding Holdings Bonds for Permitted Exchange Debt permitted to be incurred under Section 8.2(a)(xx) shall be permitted (with any Outstanding Holdings Bonds received in such exchange to be distributed to Holdings for cancellation) and (ii) the issuance of Permitted Exchange Debt permitted to be incurred under Section 8.2(a)(xx) to Holdings (or the dividending to Holdings of the proceeds of any issuance of Permitted Exchange Debt permitted to be incurred under Section 8.2(a)(xx)) for the purpose of exchanges by Holdings of such Permitted Exchange Debt for Outstanding Holdings Bonds or substantially concurrent purchases by Holdings of Outstanding Holdings Bonds, as applicable, shall be permitted; and
     (m) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay cash dividends to Holdings to the extent such cash is immediately recontributed as an equity contribution to the Borrower; provided, that such contribution shall not constitute Net Cash Proceeds of a sale of Capital Stock for purposes of this Agreement.”
          2.8. Amendment to Section 8.8. Section 8.8 of the Credit Agreement is hereby amended by (i) deleting the word “and” after paragraph (m) thereof, (ii) by renumbering paragraph (n) thereof as paragraph (o) and (iii) by adding the following new paragraph (n):
     “(n) Investments in Outstanding Holdings Bonds in connection with the substantially concurrent exchange of such Outstanding Holdings Bonds for Permitted Exchange Debt permitted to be incurred under Section 8.2(a)(xx) (with any Outstanding Holdings Bonds received in such exchange to be distributed to Holdings for cancellation); and”
          2.9. Amendment to Section 8.9. Section 8.9 of the Credit Agreement is hereby amended as follows:
          (a) by deleting clause (ii) of paragraph (a) thereof in its entirety and substituting in lieu thereof the following new clause (ii):
     “(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Senior Subordinated Notes, the Additional Senior Subordinated Debt and the

Permitted Senior Subordinated Exchange Debt prohibited by the subordination provisions thereof,”
          (b) by (i) deleting the word “and” after clause (vi) of paragraph (a) thereof, (ii) replacing the semicolon after clause (vii) of paragraph (a) thereof with a comma followed by the word “and” and (iii) adding the following new clause (viii) to paragraph (a) thereof:
     “(viii) Investments in Outstanding Holdings Bonds permitted by Section 8.8(n) and the payment of fees and expenses in connection therewith (with any Outstanding Holdings Bonds received to be distributed to Holdings for cancellation);”
          (c) by inserting the phrase “any Permitted Exchange Debt,” before the phrase “the Additional Senior Subordinated Debt” in paragraph (b) thereof.
          (d) by deleting paragraph (d) thereof in its entirety and substituting in lieu thereof the following new paragraph (d):
     “(d) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as “Designated Senior Debt” (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Notes Indenture, any Additional Senior Subordinated Debt Documents or any Permitted Exchange Debt Documents governing Permitted Senior Subordinated Exchange Debt.”
          2.10. Amendment to Section 8.12. Section 8.12 of the Credit Agreement is hereby amended by inserting the phrase “any Permitted Exchange Debt,” before the phrase “any Additional Senior Subordinated Debt” in clause (b) thereof.
          2.11. Amendment to Section 8.14. Section 8.14 of the Credit Agreement is hereby amended by deleting clause (a) thereof in its entirety and substituting in lieu thereof the following new clause (a):
     “(a) this Agreement and the other Loan Documents, the Notes Indentures and the Additional Senior Subordinated Debt Documents, Additional Senior Unsecured Debt Documents and the Permitted Exchange Debt Documents and the Preferred Stock,”
          2.12. Amendment to Section 8.15(a). Section 8.15(a) of the Credit Agreement is hereby amended by deleting clause (A) thereof in its entirety and substituting in lieu thereof the following new clause (A):
     “(A) any restrictions imposed by law or existing under the Loan Documents, the Notes Indentures and the Additional Senior Subordinated Debt Documents, Additional Senior Unsecured Debt Documents or Permitted Exchange Debt Documents,”

          2.13. Amendment to Section 8A.1(a). Section 8A.1(a) of the Credit Agreement is hereby amended by inserting the phrase “and the Permitted Exchange Debt,” after the phrase “the Notes” in clause (ii)(v)(A) thereof.
          2.14. Amendment to Section 9. Section 9 of the Credit Agreement is hereby amended by deleting paragraph (m) thereof in its entirety and substituting in lieu thereof the following new paragraph (m):
     “(m) the Senior Subordinated Notes, Additional Senior Subordinated Debt or Permitted Senior Subordinated Exchange Debt or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Notes Indenture, the Additional Senior Subordinated Debt Documents or the Permitted Exchange Debt Documents governing any Permitted Senior Subordinated Exchange Debt, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes, Additional Senior Subordinated Debt or Permitted Senior Subordinated Exchange Notes, as the case may be, or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes, Additional Senior Subordinated Debt or Permitted Senior Subordinated Exchange Notes, as the case may be, shall so assert;”
          SECTION 3. Waiver of Pro Rata Treatment and Payments. The requirements of Sections 4.8(a) and 4.8(c) of the Credit Agreement are hereby waived in order to permit (i) the termination of the Terminated Revolving Commitments, and the repayment of the Revolving Loans outstanding thereunder, on the Second Amendment Effective Date and (ii) the termination of the Revolving Commitments of Revolving Lenders who are not Extending Revolving Lenders, and the repayment of the Revolving Loans outstanding thereunder, on the Revolving Maturity Date applicable to such Revolving Commitments, in each case without a corresponding pro rata reduction in the remaining Revolving Commitments or repayment of Revolving Loans thereunder.
          SECTION 4. Supplement to the Credit Agreement.
          4.1. Subject to the terms and conditions set forth herein, (i) each Additional Revolving Lender agrees to provide New Revolving Commitments to the Borrower on the Second Amendment Effective Date in an amount equal to its Additional Revolving Commitment Amount and (ii) the portion of all Letters of Credit and Swingline Loans outstanding under the Terminated Revolving Commitments as of the Second Amendment Effective Date shall cease to be outstanding thereunder and shall be deemed to be outstanding under the New Revolving Commitments as of such Second Amendment Effective Date. For purposes hereof and of the Credit Agreement, a Person shall become an Additional Revolving Lender by executing and delivering a signature page to this Amendment pursuant to which such Person (i) commits to make or provide New Revolving Commitments on the Second Amendment Effective Date in the amounts set forth on such signature page and (ii) agrees to become party to the Credit Agreement as a Revolving Lender and to be bound by the terms and provisions thereof. The “Additional

Revolving Commitment Amount” of such Additional Revolving Lender shall be the amount set forth on its signature page to this Amendment or such lesser amount as is allocated to it by the Borrower and the Lead Arranger by notice to such Lender prior to the Second Amendment Effective Date; provided that, for the avoidance of doubt, the aggregate amount of the New Revolving Commitments shall equal the aggregate amount of all Terminated Revolving Commitments. The Additional Revolving Commitment Amounts of the Additional Revolving Lenders are several and no Additional Revolving Lender shall be responsible for any other Additional Revolving Lender’s failure to make New Revolving Loans or provide New Revolving Commitments. The amount of each Additional Revolving Lender’s Additional Revolving Commitment Amount shall be recorded by the Administrative Agent on its books on the Second Amendment Effective Date and notified to the applicable Additional Revolving Lender. The amount of the Total Revolving Commitment on the Second Amendment Effective Date after giving effect to the terms of this Amendment is $175,000,000, and assuming no reductions of Revolving Commitments prior thereto, the amount of the Total Revolving Commitment after giving effect the termination of the Revolving Commitments of Revolving Lenders who are not Extending Revolving Lenders on December 31, 2009 will be $100,000,000.
          4.2. All New Revolving Loans to be made on the Second Amendment Effective Date which are Eurodollar Loans shall have initial Interest Periods ending on the same dates as the Interest Periods applicable to the Revolving Loans existing under the Terminated Revolving Commitments, and the Eurodollar Rates applicable to such New Revolving Loans during such initial Interest Periods shall be the same as those applicable to the Revolving Loans existing under the Terminated Revolving Commitments. For purposes of the foregoing, such Interest Periods shall be assigned to the New Revolving Loans of each Additional Revolving Lender in the same proportion that such Interest Periods applied to the Revolving Loans under the Terminated Revolving Commitments on the Second Amendment Effective Date.
          4.3. On the Second Amendment Effective Date, the Borrower shall apply the proceeds of the New Revolving Loans to prepay in full the Revolving Loans existing under the Terminated Revolving Commitments. The Borrower shall also pay to each Revolving Lender holding a Terminated Revolving Commitment any accrued and unpaid interest or fees in respect of such Terminated Revolving Commitment or the Revolving Loans made thereunder.
          4.4. On and after the Second Amendment Effective Date, each reference (singular and plural) in the Credit Agreement to “Revolving Commitment” and “Revolving Loans” shall be deemed to include the New Revolving Commitments and New Revolving Loans.
          4.5. On the Second Amendment Effective Date, the Borrower shall be deemed to have terminated the Terminated Revolving Commitments, effective as of the Second Amendment Effective Date, and to have complied with the requirements of Section 3.6 of the Credit Agreement (including the notice requirements thereof).
          SECTION 5. Effectiveness. This Amendment shall become effective as of the date (the “Second Amendment Effective Date”) on which the following conditions have been satisfied:

     (a) The Administrative Agent (or its counsel) shall have received duly executed and completed counterparts hereof (in the form provided and specified by the Administrative Agent) that, when taken together, bear the signatures of (w) the Borrower and Holdings, (x) the Required Lenders, (y) the Majority Facility Lenders of the Revolving Facility and (z) each Additional Revolving Lender.
     (b) The Administrative Agent shall have received such legal opinions, documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, this Amendment, the other Loan Documents and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.
     (c) Each Loan Party that has not executed and delivered this Amendment shall have entered into a written instrument reasonably satisfactory to the Administrative Agent pursuant to which it confirms that it consents to this Amendment and that the Security Documents to which it is a party will continue to apply in respect of the Credit Agreement, as amended hereby, and the Obligations of such Loan Party.
     (d) The Lenders and the Administrative Agent shall have received all fees required to be paid on or before the Second Amendment Effective Date.
     (e) To the extent invoiced, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment and any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
     (f) To the extent any Indebtedness is incurred on the Second Amendment Effective Date under Section 8.2(a)(xx) of the Credit Agreement as amended hereby, the Administrative Agent shall have received copies of all indentures, offering documents or other agreements entered into in connection with such Indebtedness.
     (g) No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.
     (h) All representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).
     (i) All amounts required to be paid by the Borrower pursuant to Section 4.3 hereof shall have been paid as specified therein.

          SECTION 6. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrower and Holdings represents and warrants to each of the Lenders, the Additional Revolving Lenders and the Administrative Agent that as of the Second Amendment Effective Date:
          6.1. This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          6.2. Each of the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date with the same effect as though made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).
          SECTION 7. Effect of Amendment.
          7.1. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
          7.2. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
          SECTION 8. General.
          8.1. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          8.2. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

          8.3. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
          8.4. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

R.H. DONNELLEY CORPORATION
By:	/s/ Jenny L. Apker
	Name:	Jenny L. Apker
	Title:	Vice President and Treasurer

R.H. DONNELLEY INC.
By:	/s/ Jenny L. Apker
	Name:	Jenny L. Apker
	Title:	Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President

By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Vice President

Signature Page to Second Amendment